Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Second Quarter 2023 Results
Generates year-to-date operating and adjusted free cash flow of $140 million and $81 million, respectively
Reports both quarterly GAAP and adjusted earnings from continuing operations of $0.23 per diluted share
Lease fleet utilization of 97.9% and Future Lease Rate Differential ("FLRD") of positive 29.5% at quarter end
Delivered 4,985 railcars and received orders for 4,770 railcars in the quarter; backlog of $3.6 billion at quarter-end

DALLAS, Texas – August 1, 2023 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the second quarter ended June 30, 2023.
Financial and Operational Highlights
•Quarterly total company revenues of $722 million; 73% improvement year over year
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.23; 64% improvement year over year
•Lease fleet utilization of 97.9% and FLRD of positive 29.5% at quarter end
•Railcar deliveries of 4,985 and new railcar orders of 4,770
•Year-to-date cash flow from continuing operations and adjusted free cash flow after investments and dividends ("Adjusted Free Cash Flow") were $140 million and $81 million, respectively
2023 Guidance
•Industry deliveries of approximately 45,000 railcars
•Net investment in the lease fleet of $250 million to $350 million
•Manufacturing capital expenditures of $40 million to $50 million
•EPS of $1.35 to $1.45
◦Excludes items outside of our core business operations
Management Commentary
“Our results this quarter reflect a favorable operating environment and significant positive trends in our business,” said Trinity’s Chief Executive Officer and President, Jean Savage. “We continue to see rising lease rates that reflect a balanced railcar fleet and railcar orders and deliveries to support replacement level demand, setting Trinity up for growth in the second half of the year.”
“The Future Lease Rate Differential once again remained elevated at 29.5%, and we are seeing the higher lease rates flow through at the segment level, resulting in higher revenues in our Railcar Leasing and Management Services Group, a trend we expect to continue." Ms. Savage continued, “The Rail Products Group's high revenue and deliveries reflect ramped up production. Margins increased year over year but were negatively impacted by foreign exchange headwinds and, to a lesser extent, labor inefficiencies and higher line changeovers in the quarter. I am pleased with the progress we are making in improving operational performance.”
Ms. Savage concluded, “We expect positive industry trends to continue in the back half of the year, with lease rate growth and consistent railcar deliveries driving up revenue. Additionally, while we expect marked margin improvement in the second half of the year, this will be partially offset by the strength of the Mexican peso, higher interest expense, and slower recovery than expected in efficiency and supply chain. However, we still plan for significant growth year over year, and expect a full year EPS of $1.35 to $1.45."

Consolidated Financial Summary

	Three Months Ended June 30,
	2023	2022	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$722.4	$416.8	Higher volume of external deliveries in the Rail Products Group
Operating profit	$99.1	$73.0	Higher external deliveries in the Rail Products Group and improved lease rates in the Leasing Group, partially offset by increased employee-related and other operating costs
Interest expense, net	$66.9	$49.7	Higher interest rates associated with variable rate debt and higher overall average debt during Q2 2023
Net income from continuing operations attributable to Trinity Industries, Inc.	$19.3	$11.7
EBITDA (1)	$173.3	$143.6
Effective tax expense rate	23.9%	26.0%
Diluted EPS – GAAP	$0.23	$0.14	Primarily improved operating results, partially offset by higher interest expense
Diluted EPS – Adjusted (1)	$0.23	$0.14

	Six Months Ended June 30,
	2023	2022	Year over Year – Comparison
	(in millions)
Net cash provided by (used in) operating activities – continuing operations	$140.3	$(61.3)	Working capital improvements relative to inventory build up in the prior year
Adjusted Free Cash Flow (1)	$80.8	$42.5
Net lease fleet investment	$214.0	$198.9
Returns of capital to stockholders	$43.3	$89.6	2022 included $50.3 million of share repurchase activity
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $699 million as of June 30, 2023.
•In June 2023, Trinity Rail Leasing 2023 LLC, a wholly-owned subsidiary of the Company, entered into a $340 million term loan agreement ("TRL-2023 term loan"). The TRL-2023 term loan bears interest at a variable rate of daily simple Secured Overnight Financing Rate plus (1) a benchmark adjustment of 10 basis points and (2) a facility margin of 1.80%, for an all-in interest rate of 6.96% as of June 30, 2023. The TRL-2023 term loan has a stated maturity date of June 12, 2028. Net proceeds received from the transaction were used to repay borrowings under Trinity Industries Leasing Company's warehouse loan facility and for general corporate purposes.
•In June 2023, we issued $400 million aggregate principal amount of 7.75% senior notes due July 2028 ("Senior Notes due 2028"). Interest on the Senior Notes due 2028 is payable semiannually commencing January 15, 2024. Net proceeds received from the issuance were used to repay outstanding borrowings under our revolving credit facility and to pay related fees, costs, premiums, and expenses in connection with the issuance. We intend to use the remainder of the net proceeds for general corporate purposes, which may include repayment of other debt, including our 4.55% senior notes due 2024.

Business Group Summary

	Three Months Ended June 30,
	2023	2022	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$223.2	$195.3	Improved lease rates and higher utilization, as well as acquisition-related revenues included in the current year period
Leasing and management operating profit	$88.7	$78.6	Improved lease rates and higher utilization, partially offset by higher maintenance costs
Operating profit on lease portfolio sales	$29.8	$26.9	Higher profits on lease fleet portfolio sales
Fleet utilization (1)	97.9%	97.2%
Future Lease Rate Differential (2)	+29.5%	+14.7%	Improvement in current market lease rates
Owned lease fleet (in units) (1)	109,060	110,560	Lease fleet portfolio sales partially offset by growth in the lease fleet
Investor-owned lease fleet (in units)	33,205	30,115	Additional sale to Signal Rail in Q3 2022
Rail Products Group
Revenues	$709.0	$430.6	Higher volume of deliveries offset by the mix of railcars sold
Operating profit	$23.7	$13.7	Increased deliveries, partially offset by the mix of railcars sold, foreign currency fluctuations, and operational and labor inefficiencies
Operating profit margin	3.3%	3.2%
Revenues eliminations – Lease subsidiary	$(209.6)	$(208.9)
Operating profit eliminations – Lease subsidiary	$(13.1)	$(20.3)
New railcars:
Deliveries (in units)	4,985	2,510
Orders (in units)	4,770	4,335
Order value	$528.3	$524.4
Backlog value	$3,605.4	$2,194.7
Sustainable railcar conversions:
Deliveries (in units)	45	485
Backlog (in units)	2,160	2,350
Backlog value	$179.9	$188.6
Corporate and other
Selling, engineering, and administrative expenses	$31.6	$25.4	Higher employee-related costs and $2.0 million from the change in estimated fair value of additional contingent consideration associated with an acquisition
Gains on dispositions of property	$—	$(0.3)

	June 30, 2023	December 31, 2022
Loan-to-value ratio
Wholly-owned subsidiaries, excluding corporate revolving credit facility	65.1%	65.7%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on August 1, 2023 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "8715911". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "7420400" until 11:59 p.m. Eastern on August 8, 2023.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Second Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services; railcar manufacturing, maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$722.4	$416.8	$1,364.1	$889.5
Operating costs:
Cost of revenues	601.2	325.6	1,139.7	724.1
Selling, engineering, and administrative expenses	54.3	45.0	104.2	89.7
Gains on dispositions of property:
Lease portfolio sales	29.8	26.9	43.3	38.7
Other	0.6	0.9	2.4	14.4
Restructuring activities, net	(1.8)	1.0	(2.2)	1.0
	623.3	343.8	1,196.0	761.7
Operating profit	99.1	73.0	168.1	127.8
Interest expense, net	66.9	49.7	129.0	93.2
Loss on extinguishment of debt	—	1.5	—	1.5
Other, net	1.3	(0.5)	2.9	(2.1)
Income from continuing operations before income taxes	30.9	22.3	36.2	35.2
Provision (benefit) for income taxes:
Current	3.1	2.0	4.0	3.8
Deferred	4.3	3.8	(8.1)	5.0
	7.4	5.8	(4.1)	8.8
Income from continuing operations	23.5	16.5	40.3	26.4
Loss from discontinued operations, net of income taxes	(2.3)	(3.4)	(5.4)	(10.3)
Loss on sale of discontinued operations, net of income taxes	—	(4.6)	—	(5.7)
Net income	21.2	8.5	34.9	10.4
Net income attributable to noncontrolling interest	4.2	4.8	13.5	7.4
Net income attributable to Trinity Industries, Inc.	$17.0	$3.7	$21.4	$3.0

Basic earnings per common share:
Income from continuing operations	$0.24	$0.14	$0.33	$0.23
Loss from discontinued operations	(0.03)	(0.10)	(0.07)	(0.19)
Basic net income attributable to Trinity Industries, Inc.	$0.21	$0.04	$0.26	$0.04
Diluted earnings per common share:
Income from continuing operations	$0.23	$0.14	$0.32	$0.23
Loss from discontinued operations	(0.03)	(0.10)	(0.06)	(0.19)
Diluted net income attributable to Trinity Industries, Inc.	$0.20	$0.04	$0.26	$0.04
Weighted average number of shares outstanding:
Basic	81.2	82.4	81.0	82.7
Diluted	83.4	84.4	83.5	84.9
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$91.7	$79.6
Receivables, net of allowance	415.6	323.5
Income tax receivable	15.3	7.8
Inventories	622.2	629.4
Restricted cash	204.9	214.7
Property, plant, and equipment, net:
Manufacturing/Corporate	347.0	340.7
Leasing:
Wholly-owned subsidiaries	5,945.2	5,788.1
Partially-owned subsidiaries	1,500.8	1,521.3
Deferred profit on railcars sold to the Leasing Group	(763.8)	(763.3)
	7,029.2	6,886.8
Goodwill	222.1	195.9
Other assets	421.0	386.6
Total assets	$9,022.0	$8,724.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$330.8	$287.5
Accrued liabilities	310.6	261.0
Debt:
Recourse	793.9	624.1
Non-recourse:
Wholly-owned subsidiaries	3,870.8	3,800.7
Partially-owned subsidiaries	1,167.9	1,182.8
	5,832.6	5,607.6
Deferred income taxes	1,138.6	1,134.7
Other liabilities	160.4	163.9
Stockholders' equity:
Trinity Industries, Inc.	994.6	1,012.4
Noncontrolling interest	254.4	257.2
	1,249.0	1,269.6
Total liabilities and stockholders' equity	$9,022.0	$8,724.3

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net cash provided by (used in) operating activities – continuing operations	$140.3	$(61.3)
Net cash used in operating activities – discontinued operations	(5.4)	(12.0)
Net cash provided by (used in) operating activities	134.9	(73.3)

Investing activities:
Proceeds from lease portfolio sales	185.7	215.2
Proceeds from dispositions of property and other assets	8.4	23.8
Capital expenditures – leasing	(399.7)	(414.1)
Capital expenditures – manufacturing and other	(20.8)	(18.8)
Acquisitions, net of cash acquired	(65.8)	(9.4)
Proceeds from insurance recoveries	1.2	4.8
Other	(1.1)	—
Net cash used in investing activities – continuing operations	(292.1)	(198.5)
Payments related to sale of discontinued operations	—	(2.7)
Net cash used in investing activities	(292.1)	(201.2)

Financing activities:
Net proceeds from (repayments of) debt	218.6	360.8
Shares repurchased	—	(22.4)
Dividends paid to common shareholders	(43.3)	(39.3)
Other	(15.8)	(20.5)
Net cash provided by financing activities	159.5	278.6
Net increase in cash, cash equivalents, and restricted cash	2.3	4.1
Cash, cash equivalents, and restricted cash at beginning of period	294.3	302.4
Cash, cash equivalents, and restricted cash at end of period	$296.6	$306.5

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; interest expense, net; and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30, 2023
	GAAP	Selling, engineering, and administrative expenses (1)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$99.1	$2.0	$(1.8)	$—	$99.3

Income from continuing operations before income taxes	$30.9	$2.0	$(1.8)	$(0.3)	$30.8

Provision (benefit) for income taxes	$7.4	$0.5	$(0.5)	$(0.1)	$7.3

Income from continuing operations	$23.5	$1.5	$(1.3)	$(0.2)	$23.5

Net income from continuing operations attributable to Trinity Industries, Inc.	$19.3	$1.5	$(1.3)	$(0.2)	$19.3

Diluted weighted average shares outstanding	83.4				83.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.23				$0.23

	Six Months Ended June 30, 2023
	GAAP	Selling, engineering, and administrative expenses (1)	Gains on dispositions of property – other (3)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$168.1	$2.0	$(1.2)	$(2.2)	$—	$166.7

Income from continuing operations before income taxes	$36.2	$2.0	$(1.2)	$(2.2)	$(0.7)	$34.1

Provision (benefit) for income taxes	$(4.1)	$0.5	$(0.4)	$(0.6)	$(0.2)	$(4.8)

Income from continuing operations	$40.3	$1.5	$(0.8)	$(1.6)	$(0.5)	$38.9

Net income from continuing operations attributable to Trinity Industries, Inc.	$26.8	$1.5	$(0.8)	$(1.6)	$(0.5)	$25.4

Diluted weighted average shares outstanding	83.5					83.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.32					$0.30

	Three Months Ended June 30, 2022
	GAAP	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$73.0	$1.0	$—	$74.0

Income from continuing operations before income taxes	$22.3	$1.0	$(0.4)	$22.9

Provision (benefit) for income taxes	$5.8	$0.3	$(0.1)	$6.0

Income from continuing operations	$16.5	$0.7	$(0.3)	$16.9

Net income from continuing operations attributable to Trinity Industries, Inc.	$11.7	$0.7	$(0.3)	$12.1

Diluted weighted average shares outstanding	84.4			84.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.14			$0.14

	Six Months Ended June 30, 2022
	GAAP	Gains on dispositions of property – other (3)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$127.8	$(6.4)	$1.0	$—	$122.4

Income from continuing operations before income taxes	$35.2	$(6.4)	$1.0	$(0.7)	$29.1

Provision (benefit) for income taxes	$8.8	$(1.6)	$0.3	$(0.2)	$7.3

Income from continuing operations	$26.4	$(4.8)	$0.7	$(0.5)	$21.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$19.0	$(4.8)	$0.7	$(0.5)	$14.4

Diluted weighted average shares outstanding	84.9				84.9

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.23				$0.17
(1) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.

Adjusted Free Cash Flow
Adjusted Free Cash Flow After Investments and Dividends ("Adjusted Free Cash Flow") is a non-GAAP financial measure. We believe Adjusted Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Adjusted Free Cash Flow is reconciled to net cash provided by (used in) operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) recourse and non-recourse debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Six Months Ended June 30,
	2023	2022
Net cash provided by (used in) operating activities – continuing operations	$140.3	$(61.3)
Proceeds from lease portfolio sales	185.7	215.2
Capital expenditures – manufacturing and other	(20.8)	(18.8)
Dividends paid to common stockholders	(43.3)	(39.3)
Equity CapEx for leased railcars	(181.1)	(53.3)
Adjusted Free Cash Flow After Investments and Dividends	$80.8	$42.5

Capital expenditures – leasing	$399.7	$414.1
Less:
Payments to retire debt	(1,035.3)	(833.3)
Proceeds from issuance of debt	1,253.9	1,194.1
Net proceeds from (repayments of) debt	218.6	360.8
Equity CapEx for leased railcars	$181.1	$53.3

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$21.2	$8.5	$34.9	$10.4
Less: Loss from discontinued operations, net of income taxes	(2.3)	(3.4)	(5.4)	(10.3)
Less: Loss on sale of discontinued operations, net of income taxes	—	(4.6)	—	(5.7)
Income from continuing operations	$23.5	$16.5	$40.3	$26.4
Interest expense	69.6	52.0	134.4	96.1
Provision (benefit) for income taxes	7.4	5.8	(4.1)	8.8
Depreciation and amortization expense	72.8	69.3	146.8	136.2
EBITDA	$173.3	$143.6	$317.4	$267.5
Selling, engineering, and administrative expenses	2.0	—	2.0	—
Gains on dispositions of property – other	—	—	(1.2)	(6.4)
Restructuring activities, net	(1.8)	1.0	(2.2)	1.0
Interest income	(0.3)	(0.4)	(0.7)	(0.7)
Adjusted EBITDA	$173.2	$144.2	$315.3	$261.4